Exhibit 99.2

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is entered into as of the 1st day of October, 2015 by and between KB HUD MASTER TENANT 2014, LLC, a Georgia limited liability company (“Sublessor”) and C.R. OF AUTUMN BREEZE, LLC, a Georgia limited liability company (“Sublessee”), for the improved real property described on Exhibit “A-1” (the “Premises”), on which Premises is located that certain 109-bed skilled nursing facility located at 1480 Sandtown Road, Marietta, Georgia, including the “Sublessor Personal Property” associated therewith described on Exhibit “A-2” (the Sublessor Personal Property together with the Premises, being collectively the “Facility”). Certain capitalized terms used in this Sublease are defined on Exhibit “B”.

RECITALS
WHEREAS, Sublessor is the tenant under that certain Master Lease Agreement dated as of December 1, 2014 (the “Lease Agreement”) pursuant to which Sublessor sub-leases the Premises from Mt. Kenn Property Holdings, LLC, a Georgia limited liability company (the “Landlord”); and
WHEREAS, this Sublease is subject and subordinate to the Lease Agreement. Sublessor shall remain responsible for all obligations under the Lease Agreement not agreed to be performed by Sublessee under this Sublease. Sublessor shall exercise due diligence in attempting to cause the Landlord to perform its obligations under the Lease Agreement for the benefit of the Sublessee.
NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Term. A “Sublease Year” is the twelve (12) month period commencing on the Commencement Date (as defined below) and each anniversary thereof during each year of the Term. The “Initial Term” commences on 11:59 p.m. on September 30, 2015 (the “Commencement Date”) and ends on September 30, 2025.
2.    Rent. During the Term, Sublessee shall pay in advance to Sublessor on or before the 1st day of each month the following amounts as Rent (as defined below):
2.1    Initial Term Rent. During the Initial Term, “Rent” shall be as follows:

Sublease Year	Rent Per Month
Year 1	$70,000.00
Year 2	$71,000.00
Year 3	$72,000.00
Year 4	$73,000.00
Year 5	$74,000.00
Year 6	$75,850.00
Year 7	$77,746.25
Year 8	$79,689.91
Year 9	$81,682.16
Year 10	$83,724.21

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2.2    Absolute Net Sublease. All Rent payments shall be absolutely net to Sublessor, free or any and all Taxes (as defined below in Section 5), Other Charges (as defined below in Section 5), and operating or other expenses of any kind whatsoever, all of which shall be paid by Sublessee. Sublessee shall at all times during the Term remain obligated under this Sublease without any right of set-off, counterclaim, abatement, deduction, reduction or defense of any kind. Sublessee’s sole right to recover damages against Sublessor under this Sublease shall be to prove such damages in a separate action.
2.3    Payment Terms. All Rent and other payments to Sublessor hereunder shall be paid by wire transfer in accordance with Sublessor’s wire transfer instructions attached hereto as Exhibit C-2, or as otherwise directed by Sublessor from time to time.
3.    Security Deposit. Sublessee shall deposit with Sublessor and maintain during the Term the cash sum of Seventy Thousand and 00/100 Dollars ($70,000.00) as a security deposit (the “Security Deposit”) which Sublessor shall hold as security for the full and faithful performance by Sublessee of every term, provision, obligation and covenant under this Sublease and subject to the terms and conditions of this Sublease. The Security Deposit shall be paid to Sublessor as follows: (i) $17,500.00 on the Commencement Date, (ii) $17,500.00 on the 30th day after the Commencement Date, (iii) $17,500.00 on the 60th day after the Commencement Date, and (iv) $17,500.00 on the 90th day after the Commencement Date. The Security Deposit may be deposited by Sublessor into an interest-bearing account, which interest shall accrue for the sole benefit of Sublessor and not Sublessee. The Security Deposit shall not be considered an advance payment of Rent (or of any other sum payable by Sublessee under this Sublease) or a measure of Sublessor’s damages in case of a default by Sublessee. Sublessor shall have no obligation to maintain the Security Deposit separate and apart from Sublessor’s general and/or other funds. If Sublessee defaults in respect of any of the terms, provisions, covenants and conditions of this Sublease (or if there is a default under any agreement or instrument with which this Sublease is cross-defaulted), Sublessor may, but shall not be required to, in addition to and not in lieu of any other rights and remedies available to Sublessor, apply all or any part of the Security Deposit to the payment of any sum in default, or any other sum that Sublessor may expend or be required to expend by reason of Sublessee’s default, including but not limited to, any damages or deficiency in reletting the Premises. Whenever, and as often as, Sublessor has applied any portion of the Security Deposit to cure Sublessee’s default hereunder or under any agreement with which this Sublease is cross-defaulted, Sublessee shall, within ten (10) days after Notice from Sublessor, deposit additional money with Sublessor sufficient to restore the Security Deposit to the full amount then required to be deposited with Sublessor, and Sublessee’s failure to do so shall constitute an Event of Default without any further Notice. If Sublessor transfers or assigns its interest under this Sublease, Sublessor shall assign the Security Deposit to the new Sublessor and thereafter Sublessor shall have no further liability for the return of the Security Deposit, and Sublessee agrees to look solely to the new Sublessor for the return of the Security Deposit. Sublessee agrees that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that Sublessor, its successors and assigns may return the Security Deposit to the last Sublessee in possession of the Premises at the last address for which Notice has given by such Sublessee and that Sublessor thereafter shall be relieved of any liability therefor, regardless of one or more assignments of this Sublease or any such actual or attempted assignment or encumbrances of the Security Deposit
4.    Late Charges. The late payment of Rent or other amounts due under this Sublease will cause Sublessor to lose the use of such money and incur administrative and other expenses not contemplated under this Sublease. While the exact amount of the foregoing is difficult to ascertain, the parties agree that as a reasonable estimate of fair compensation to Sublessor, if Rent or any other amount is not paid within (a) five (5) days after the due date for such payment, then Sublessee shall thereafter pay to Sublessor on demand a late charge equal to five percent (5%) of such delinquent amounts, and (b) ten (10) days after the due date for such payment, such unpaid amount shall accrue interest from such date at the rate of ten percent (10%) per annum (the “Agreed Rate”).
5.    Taxes and Other Charges. At the commencement and at the expiration of the Term, all Taxes and Other Charges shall be prorated. Sublessor shall promptly forward to Sublessee copies of all bills and payment receipts for Taxes or Other Charges received by it. Sublessee shall pay and discharge (including the filing of all required returns), prior to delinquency or imposition of any fine, penalty, interest or other cost (“Penalty”), (a) “Taxes”, consisting of any real property and other taxes and assessments levied or assessed with respect to the Premises (excluding income taxes, franchise taxes, estate taxes, transfer taxes and/or gross receipts taxes that may be imposed upon Sublessor), and (b) “Other Charges”, consisting of any utilities and other costs and expenses of the Facility or any portion of the Premises and all other charges, obligations or deposits assessed against any portion of the Premises during the Term. Sublessee shall pay the foregoing when due and before any Penalty, but may pay the foregoing in permitted installments (whether or not interest accrues on the unpaid balance). Within ten (10) days of its receipt of Sublessor’s written notice of payment, Sublessee shall pay Sublessor an amount equal to any Taxes or Penalty that Sublessor at any time is assessed or otherwise becomes responsible and for which Sublessee is liable under this Sublease. However, nothing in this Sublease shall obligate Sublessee to pay penalties incurred as a result of Sublessor’s failure to timely forward bills to Sublessee.
5.1    Protests. Sublessee has the right, but not the obligation, in good faith to protest or contest (a “Protest”) in whole or in part (a) the amount or payment of any Taxes or Other Charges, and (b) the existence, amount or validity of any Lien (as defined in Section 8.1), by appropriate proceedings sufficient to (i) prevent the collection or other realization of such Taxes, Other Charges or Liens, or (ii) prevent the sale, forfeiture or loss of any portion of the Premises, or (iii) prevent the forfeiture of Rent to satisfy such Taxes, Other Charges or Liens (so long as it provides Sublessor with reasonable security to assure the foregoing). Sublessee shall diligently prosecute any such Protest at its sole cost and expense and pay such Taxes, Other Charges or Lien. Sublessor shall cooperate in any Protest that involves an amount assessed against it.
5.2    Impound. If required by the Facility Mortgagee or upon Sublessor’s written notice to Sublessee during the Term, Sublessor may require Sublessee to pay with each Rent payment a deposit of one-twelfth (1/12th) of the amount required to discharge the annual amount of real property Taxes secured by a Lien encumbering any portion of the Premises as and when they become due. The deposits shall not bear interest nor be held by Sublessor in trust or as an agent of Sublessee, but rather shall be applied to the payment of the related obligations. If at any time within thirty (30) days prior to the due date the deposits shall be insufficient for the payment of the obligation in full, Sublessee shall within ten (10) days after demand deposit the deficiency with Sublessor. If deposits are in excess of the actual obligation, the required monthly deposits for the ensuing Sublease Year shall be reduced proportionately and any such excess at the end of the final Sublease Year

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shall be refunded to Sublessee within thirty calendar (30) days. Sublessee shall forward to Sublessor or its designee all Tax bills, bond and assessment statements as soon as they are received. If Sublessor transfers this Sublease, it shall transfer all such deposits to the transferee, and Sublessor shall thereafter have no liability of any kind with respect thereto.
5.3    Tax Treatment; Reporting. Sublessor and Sublessee each acknowledges that each shall treat this transaction as a true Sublease for state law purposes and shall report this transaction as a Sublease for Federal income tax purposes.  For Federal income tax purposes each shall report this Sublease as a true Sublease with Sublessor as the owner of the Premises and Sublessee as the lessee of such Premises including: (a) treating Sublessor as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the “Code”) with respect to the Premises, (b) Sublessee reporting its Rent payments as rent expense under Section 162 of the Code, and (c) Sublessor reporting the Rent payments as rental income. For the avoidance of doubt, nothing in this Sublease shall be deemed to constitute a guaranty, warranty or representation by either Sublessor or Sublessee as to the actual treatment of this transaction for state law purposes and for federal income tax purposes.
6.    Insurance. All insurance provided for in this Sublease shall (i) be maintained under valid and enforceable policies issued by insurers licensed and approved to do business in the state where the Facility is located, (ii) name Sublessor as an additional insured and, for the property insurance policies, as the owner, (iii) be on an “occurrence” basis, or if claims made, include a provision whereby tail coverage costs are specified upon policy inception, (iv) cover all of Sublessee’s operations at the Facility, (v) provide that the policy may not be canceled except upon not less than thirty (30) days’ prior written notice to Sublessor and (vi) be primary and provide that any insurance with respect to any portion of the Premises maintained by Sublessor is excess and noncontributing with Sublessee’s insurance. The property policy(ies) shall also name the Sublessor and Facility Mortgagee as loss payee. The parties hereby waive as to each other all rights of subrogation which any insurance carrier, or either of them, may have by reason of any provision in any policy issued to them, provided such waiver does not thereby invalidate such policy. Original policies or satisfactory insurer certificates evidencing the existence of the insurance required by this Sublease and showing the interest of Sublessor and Facility Mortgagee shall be provided to Sublessor prior to the commencement of the Term or, for a renewal policy, not less than ten (10) days prior to the expiration date of the insurance policy being renewed. If Sublessor is provided with a certificate, it may demand that Sublessee provide a complete copy of the related policy within ten (10) days. Sublessee may satisfy the insurance requirements hereunder through coverage under so-called blanket policy(ies) of insurance carried and maintained by Sublessee regarding other operations or facilities; provided, however, that the coverage afforded Sublessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policies of insurance meeting all other requirements of this Sublease by reason of the use of such blanket policies of insurance. During the Term, Sublessee shall maintain the following insurance and any claims thereunder shall be adjudicated by and at the expense of it or its insurance carrier:
(a)    Property Insurance with respect to the Facility against loss or damage from all causes under standard “all risk” property insurance coverage with an agreed amount endorsement (such that the insurance carrier has accepted the amount of coverage and has agreed that there will be no co-insurance penalty), without exclusion for fire, lightning, windstorm,

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explosion, smoke damage, vehicle damage, sprinkler leakage, flood, vandalism, earthquake, malicious mischief and any other risks normally covered under an extended coverage endorsement, in amounts that are not less than the actual replacement value of the Facility and all Sublessor and Sublessee Personal Property associated therewith (including the cost of compliance with changes in zoning and building codes and other laws and regulations, demolition and debris removal and increased cost of construction). Additionally, if the Facility contains steam boilers, steam pipes, steam engines, steam turbines or other high pressure vessels, insurance with an agreed amount endorsement (such that the insurance carrier has accepted the amount of coverage and has agreed that there will be no co-insurance penalty), covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Facility, in an amount equal to one hundred percent (100%) of the full replacement cost of the Facility, which policies shall insure against physical damage to and loss of occupancy and use of the Facility arising out of an accident or breakdown covered thereunder;
(b)    Business Interruption and Extra Expense Coverage with respect to the Facility for loss of rental value for a period not less than twelve (12) months, covering perils consistent with the requirements of Section 6(a), and including either an agreed amount endorsement or a waiver of any co-insurance provisions, so as to prevent Sublessee, Sublessor and any other insured thereunder from being a co-insurer, and providing that any covered loss thereunder shall be payable to the Sublessor;

(c)    Commercial General Public Liability Coverage with respect to the Facility (including products liability and broad form coverage) against claims for bodily injury, death or property damage occurring on, in or about the Facility, affording the parties protection of not less than $1m per occurrence/$3m per location in the aggregate, naming Sublessor as additional insured;
(d)    Professional Liability Coverage with respect to the Facility, providing for claims specifically relating to patient care and services provided by the Facility staff, its’ contractors and all related parties, to include coverage or medical directors with regard to their administrative duties provided to the facility, with limits of not less than $1,000,000.00 per occurrence/$3,000,000.00 per location in the aggregate, naming Sublessor as additional insured. If such coverage is purchased on a claims made basis, Sublessee must show proof of the ability to purchase tail coverage to last through the statute of limitations, upon the end of the Sublease Term;
(e)    Worker’s Compensation and Employers Liability Insurance with respect to the Facility for losses sustained by Sublessee’s employees in the course and scope of their employment, as well as volunteers, and otherwise consistent with all applicable state law and meeting all other legal requirements;

(f)    Business Interruption and Extra Expense Coverage with respect to the Facility for loss of rental value for a period not less than one (1) year, covering perils consistent with the requirements of Section 4(a), and including either an agreed amount endorsement or a waiver of any co-insurance provisions, so as to prevent Sublessee, Sublessor and any other insured thereunder from being a co-insurer, and providing that any covered loss thereunder shall be payable to the Sublessor; and

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(g)     Deductibles/Self-Insured Retentions for the above policies shall not be greater than One Hundred Thousand Dollars ($100,000), and Sublessor shall have the right at any time to require a lower amount or set higher policy limits, to the extent commercially available and reasonable and customary for similar operations and properties to those of the Facility.
7.    Use, Regulatory Compliance and Preservation of Business.
7.1    Permitted Use; Qualified Care. Sublessee shall continuously use and occupy the Facility during the Term as a skilled nursing facility with not less than     109 beds and for ancillary services relating thereto, but for no other purpose. Sublessee shall provide care, treatment and services to all residents of the Facility in a manner consistent with all applicable laws. Notwithstanding any common law or statutory right, Sublessee agrees not to transfer, move or otherwise take action that reduces licensed bed complement of the Facility and Sublessee agrees not to take any of the licensed beds out of service or move the beds to a different location.
7.2    Regulatory Compliance. Sublessee, the Facility and the Premises shall comply in all material respects with all licensing and other laws and all covenants, conditions, restrictions and other use or maintenance requirements applicable to the Facility and, to the extent applicable, all Medicare, Medicaid and other third-party payor certification requirements, including timely filing properly completed cost and other required reports, timely paying all expenses shown thereon, and ensuring that the Facility continues to be fully certified for participation in Medicare and Medicaid (if applicable) throughout the Term and when they are returned to Sublessor, all without any suspension, revocation, decertification or other material limitation of such certification. Further, Sublessee shall not commit any act or omission that would in any way violate any certificate of occupancy affecting the Facility, result in closure of the Facility or result in the sale or transfer of all or any portion of any related certificate of need (if applicable), bed rights or other similar certificate or license at any of the Facility. All inspection fees, costs and charges associated with a change of such licensure or certification shall be borne solely by Sublessor.
7.3    Preservation of Business. Sublessee acknowledges that a fair return to Sublessor on and protection of its investment in the Premises depends, in part, on Sublessee’s dedication to the Business and the concentration of similar businesses of Sublessee and its Affiliates in the geographical area of each Facility. Sublessee further acknowledges that the diversion of residents or patient care activities (except as is necessary to provide residents or patients with an alternative level of care) from any Facility to other facilities owned or operated by Sublessee or its Affiliates at any time during the Term will have a material adverse effect on the value and utility of such Facility. Therefore, Sublessee agrees that during the Term and for a period of two (2) years thereafter, neither Sublessee nor any of its Affiliates shall, without the prior written consent of Sublessor: (i) operate, own, participate in or otherwise receive revenues from any other business providing services similar to those of the business of the Facility within a ten (10)-mile geographical radius of the Facility, (ii) except as is necessary to provide residents or patients with an alternative level of care, recommend or solicit the removal or transfer of any resident or patient from any Facility to any other nursing, health care, senior housing or retirement housing facility or divert actual or potential residents, patients or care activities of the business conducted at the Facility to any other facilities owned or operated by Sublessee or its Affiliates or from which they receive any type of referral fees or other compensation for transfers, or (iii) employ for other businesses any

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management or supervisory personnel working on or in connection with any portion of the business or the Facility; provided, however, that if Sublessee or an Affiliate Subleases additional facilities from Sublessor or Sublessor’s Affiliates, the parties agree that Sublessee may move employees among those Affiliated Facilities.

8.    Acceptance, Maintenance, Upgrade, Alteration and Environmental.
8.1    Acceptance “AS IS”; No Liens.
(a)    Sublessee acknowledges that it is presently engaged in operations similar to those to be conducted at the Facility and has expertise in such industry and, in deciding to enter into this Sublease, has not relied on any representations or warranties, express or implied, of any kind from Sublessor. Sublessee has investigated the Premises, has selected the Premises to its own specifications, has concluded that no improvements or modifications to them are required in order to operate the Facility, and accepts the Facility and the Premises on an “AS IS” basis and assumes all responsibility and cost for the correction of any observed or unobserved deficiencies or violations. Notwithstanding its right to Protest set forth in Section 5.1, Sublessee shall not cause or permit any lien, levy or attachment to be placed or assessed against any portion of the Premises or the operation thereof (a “Lien”) for any reason, provided that nothing in this Sublease shall require Sublessee to keep the Premises free of liens that may be filed as a result of Sublessor’s action or omissions.
8.2    Sublessee’s Maintenance Obligations. Sublessee shall (a) keep and maintain the Premises and the Facility in good appearance, repair and condition and maintain proper housekeeping, (b) promptly make all repairs (interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen) necessary to keep the Facility in good and working order and condition and in substantial compliance with all applicable requirements and laws relating to the business conducted thereon, including if applicable, certification for participation in Medicare and Medicaid, and (c) keep and maintain all Sublessor and Sublessee Personal Property in good condition, ordinary wear and tear excepted, and repair and replace such property consistent with prudent industry practice as required under this Sublease.
8.3    Alterations by Sublessee. Sublessee may alter, improve, exchange, replace, modify or expand (collectively, “Alterations”) the Facility, equipment or appliances on the Premises from time to time as it may determine is desirable for the continuing and proper use and maintenance of the Premises; provided, that any Alterations in excess of One Hundred Thousand Dollars ($100,000) with respect to the Facility in any rolling twelve (12) month period shall require Sublessor’s prior written consent, which shall not be unreasonably withheld, delayed, or conditioned. All Alterations shall immediately become a part of the Premises and the property of Sublessor subject to this Sublease, and the cost of all Alterations or other purchases, whether undertaken as an on-going licensing, Medicare, Medicaid or other regulatory requirement, or otherwise, shall be borne solely by Sublessee. All Alterations shall be constructed in a good and workmanlike manner in compliance with all applicable laws and the insurance required under this Sublease.
8.4    Hazardous Materials. Sublessee’s use of the Premises shall comply with all Hazardous Materials Laws. If any Environmental Activities occur or are suspected to have

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occurred in violation of any Hazardous Materials Laws by Sublessee during the Term or if Sublessee has received notice of any Hazardous Materials Claim against any portion of the Premises as a result of Sublessee’s acts or omissions during the Term, Sublessee shall promptly obtain all permits and approvals necessary to remedy any such actual or suspected problem through the removal of Hazardous Materials or otherwise, and upon Sublessor’s approval of the remediation plan, remedy any such problem to the satisfaction of Sublessor and all applicable governmental authorities, in accordance with all Hazardous Materials Laws and good business practices. During the Term, Sublessee shall promptly advise Sublessor in writing of (a) any Environmental Activities in violation of any Hazardous Materials Laws; (b) any Hazardous Materials Claims against Sublessee or any portion of the Premises; (c) any remedial action taken by Sublessee in response to any Hazardous Materials Claims or any Hazardous Materials on, under or about any portion of the Premises in violation of any Hazardous Materials Laws; (d) Sublessee’s discovery of any occurrence or condition on or in the vicinity of any portion of the Premises that materially increase the risk that any portion of the Premises will be exposed to Hazardous Materials; and (e) all communications to or from Sublessee, any governmental authority or any other Person relating to Hazardous Materials Laws or Hazardous Materials Claims with respect to any portion of the Premises, including copies thereof. Sublessor shall have the right, at Sublessee’s sole cost and expense (including, without limitation, Sublessor’s reasonable attorneys’ fees and costs) and with counsel chosen by Sublessor, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims. Sublessor represents and warrants to Sublessee that to Sublessor’s knowledge, there are not pending claims or causes of action arising out or relating to the Facility or the Premises as of the commencement of the Term.

9.    Sublessee Property. Sublessee shall obtain and install all items of furniture, fixtures, supplies and equipment not included as Sublessor Personal Property as shall be necessary or reasonably appropriate to operate the Facility in compliance with this Sublease (“Sublessee Personal Property”, which collectively with the “Sublessee Intangible Property” shall be referred to herein as “Sublessee Property”.) As used herein, “Sublessee Intangible Property” means all the following at any time owned by Sublessee in connection with its use of any portion of the Premises: Medicare, Medicaid and other accounts and proceeds thereof; rents, profits, income or revenue derived from such operation or use; all documents, chattel paper, instruments, contract rights (including contracts with residents, employees and third-party payors), deposit accounts, general intangibles and chooses in action; refunds of any Taxes or Other Charges for periods of time during the Term; and licenses and permits necessary or desirable for Sublessee’s use of any portion of the Premises, including licensed Medicaid beds (if applicable). Except as may be allowed under common law, Sublessor shall have no lien or security interest in or to the Sublessee Intangible Property, and any such common law lien or security interest of Sublessor shall be subordinate to the lien and security interest of any third party lender providing to Sublessee a working capital line of credit, whether such working capital line of credit exists as of the Commencement Date or future working capital lines of credit, and no further instrument of subordination shall be required.
10.    Financial, Management and Regulatory Reports. Sublessee shall provide Sublessor with the reports listed in Exhibit “D” at the time described therein, and such other information about it or the operations of the Facility as Sublessor may reasonably request from time to time, including such information requested in connection with any financing of the Premises

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sought by Sublessor. All financial information provided by Sublessee shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be submitted electronically in the form of unrestricted, unlocked “.xls” spreadsheets created using Microsoft Excel (2003 or newer editions). If Sublessee or any Affiliate becomes subject to any reporting requirements of the Securities and Exchange Commission (“SEC”) during the Term, it shall concurrently deliver to Sublessor such reports as are delivered pursuant to applicable securities laws. Similarly, should Sublessor or its parent, AdCare Health Systems, Inc., be subject to any particular reporting requirements of the SEC during the Term for which it needs reports, documentation or other information from Sublessee, Sublessee agrees to deliver such reports, documentation and information within ten (10) days after Sublessor’s request for the same.

11.    Representations and Warranties. Each party represents and warrants to the other that: (a) this Sublease and all other documents executed or to be executed by it in connection herewith have been duly authorized and shall be binding upon it; (b) it is duly organized, validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to perform this Sublease within the state where the Premises is located; and (c) neither this Sublease nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such party.
12.    Events of Default. So long as there is no Event of Default, Sublessee shall peaceably and quietly have, hold and enjoy the Premises for the Term, free of any claim or other action not caused or created by Sublessee or pursuant to Sections 16 or 17. The occurrence of any of the following events will constitute an “Event of Default” on the part of Sublessee, and there shall be no cure period therefor except as otherwise expressly provided:
(a)    Sublessee’s failure to pay within five (5) business days of when due any Rent, Taxes, Other Charges or other required payments;
(b)    (i) The revocation, suspension or material limitation of any license required for the operation of the Facility or the certification of the Facility for provider status under Medicare or Medicaid, if applicable; (ii) the closure of the Facility; (iii) the sale or transfer of all or any portion of any certificate of need, bed rights or other similar certificate or license relating to the Facility; (iv) the use of any portion of the Facility other than for a skilled nursing facility and for ancillary services relating thereto; or (v) any act or omission of Sublessee that in the judgment of Sublessor will more likely than not result in any of the foregoing;
(c)    Any other material suspension, termination or restriction placed upon Sublessee, the Facility or the ability to admit residents or patients (e.g., an admissions ban or non-payment for new admissions by Medicare or Medicaid resulting from an inspection survey, if applicable);
(d)    An material default by Sublessee or any Affiliate under any other Sublease, agreement or obligation between it and Sublessor or any of Sublessor’s Affiliates which is not cured within any applicable cure period specified therein;
(e)    Any misrepresentation by Sublessee under this Sublease or material misstatement or omission of fact in any written report, notice or communication from Sublessee to Sublessor;
(f)    The failure to perform or comply with the provisions of Sections 6 or 15;
(g)    (i) Sublessee shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment of all or substantially all of its property for the benefit of creditors; or (ii) a receiver, trustee or liquidator shall be appointed for either or them or any of their property, if within three (3) business days of such appointment Sublessee does not inform Sublessor in writing that they intend to cause such appointment to be discharged or such discharge is not diligently prosecuted to completion within sixty (60) days after the date of such appointment; (iii) the filing by Sublessee of a voluntary petition under any federal bankruptcy or state law to be adjudicated as bankrupt or for any arrangement or other debtor’s relief; or (iv) the involuntary filing of such a petition against Sublessee by any other party, unless Sublessee within three (3) business days of such filing informs Sublessor in writing of its intent to cause such petition to be dismissed, such dismissal is diligently prosecuted and such petition is dismissed within one hundred twenty (120) days after filing; or
(h)    The failure to perform or comply with any provision of this Sublease not requiring the payment of money unless (i) within three (3) business days of Sublessee’s receipt of a notice of default from Sublessor, Sublessee gives Sublessor notice of its intent to cure such default; and (ii) Sublessee cures it either (x) within thirty (30) days after such notice from Sublessor or (y) if such default cannot with due diligence be so cured because of the nature of the default or delays beyond the control of Sublessee and cure after such period will not have a materially adverse

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effect upon the Facility, then such default shall not constitute an Event of Default if Sublessee uses its best efforts to cure such default by promptly commencing and diligently pursuing such cure to the completion thereof and cures it within ninety (90) days after such notice from Sublessor.
13.    Remedies. Upon the occurrence of an Event of Default, Sublessor may exercise all rights and remedies under this Sublease and the laws of the state where the Premises is located that are available to a Sublessor of real and personal property in the event of a default by its Sublessee, and as to the Sublessee Property, all remedies granted under the laws of such state(s) to a secured party under its Uniform Commercial Code. Sublessor shall have no duty to mitigate damages unless required by applicable law and shall not be responsible or liable for any failure to relet the Premises or to collect any rent due upon any such reletting. Sublessee shall pay Sublessor, promptly upon demand, all expenses incurred by it in obtaining possession and reletting any of the Premises, including fees, commissions and costs of attorneys, architects, agents and brokers.
13.1    General. Without limiting the foregoing, Sublessor shall have the right (but not the obligation) to do any of the following upon an Event of Default: (a) sue for the specific performance of any covenant of Sublessee as to which it is in breach; (b) enter upon any portion of the Premises, terminate this Sublease, dispossess Sublessee from the Premises through appropriate legal procedures and/or collect money damages by reason of Sublessee’s breach, including the acceleration of all Rent which would have accrued after such termination and all obligations and liabilities of Sublessee under this Sublease which survive the termination of the Term; (c) elect to leave this Sublease in place and sue for Rent and other money damages as the same come due; and (d) (before or after repossession of the Premises pursuant to clause (b) above and whether or not this Sublease has been terminated) relet any portion of the Premises to such Sublessee(s), for such term(s) (which may be greater or less than the remaining balance of the Term), rent, conditions (which may include concessions or free rent) and uses as it may determine in its sole discretion and collect and receive any rents payable by reason of such reletting.
13.2    Remedies Cumulative; No Waiver. No right or remedy herein conferred upon or reserved to Sublessor is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. Any notice or cure period provided herein shall run concurrently with any provided by applicable law. No failure of Sublessor to insist at any time upon the strict performance of any provision of this Sublease or to exercise any option, right, power or remedy contained herein shall be construed as a waiver, modification or relinquishment thereof as to any similar or different breach (future or otherwise) by Sublessee. Sublessor’s receipt of and Sublessee’s payment of any rent or other sum due hereunder (including any late charge) with knowledge of any breach shall not be deemed a waiver of such breach, and no waiver by Sublessor of any provision of this Sublease shall be effective unless expressed in a writing signed by it.
13.3    Performance of Sublessee’s Obligations. If Sublessee at any time shall fail to make any payment or perform any act on its part required to be made or performed under this Sublease, then Sublessor may, without waiving or releasing Sublessee from any obligations or default hereunder, make such payment or perform such act for the account and at the expense of Sublessee after delivering Sublessee thirty (30) days’ notice with an opportunity to cure, and enter upon any portion of the Premises for the purpose of taking all such action as may be reasonably

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necessary. No such entry shall be deemed an eviction of Sublessee. All sums so paid by Sublessor and all necessary and reasonable incidental costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the performance of any such act by it, together with interest at the Agreed Rate (as defined in Section 3 hereof) from the date of the making of such payment or the incurring of such costs and expenses, shall be payable by Sublessee to Sublessor upon Sublessor’s written demand therefor.
14.    Provisions on Termination.
14.1    Surrender of Possession. On the expiration of the Term or earlier termination or cancellation of this Sublease (the “Termination Date”), Sublessee shall deliver to Sublessor or its designee possession of (a) the Facility and associated Sublessor Personal Property in a neat and clean condition and in as good a condition as existed at the date of Sublessee’s possession and occupancy pursuant to this Sublease, ordinary wear and tear excepted, (b) a fully operational, licensed and certified (if applicable) business at the Facility including, at Sublessee’s sole cost, any Alterations necessitated by, or imposed in connection with, a change of ownership inspection survey for the transfer of operation of any portion of the Premises to Sublessor or its designee, and (c) all patient charts and resident records along with appropriate resident consents if necessary and copies of all of its books and records relating to the Facility and the Premises. Accordingly, Sublessee shall not at any time during or after the Term seek to transfer, surrender, allow to lapse, or grant any security interest or any other interest in and to the licenses, permits or certifications relating to the Facility or the Premises, nor shall Sublessee commit or omit any act that would jeopardize the Facility or any licensure or certification of the Facility. Sublessee shall cooperate fully with Sublessor or its designee in transferring or obtaining all necessary licenses and certifications for Sublessor or its designee, and Sublessee shall comply with all requests for an orderly transfer of the Facility licenses, and Medicare and Medicaid certifications and possession at the time of its surrender of the Premises to Sublessor or its designee to operate the Facility. Subject to all applicable laws, Sublessee hereby assigns, effective upon the Termination Date, all rights to operate the Facility to Sublessor or its designee, including all required licenses and permits and all rights to apply for or otherwise obtain them, and all other nonproprietary Sublessee Intangible Property relating to any portion of the Premises.
14.2    Removal of Sublessee Personal Property. Provided that no Event of Default then exists, in connection with the surrender of the Premises, Sublessee may upon at least five (5) business days’ prior notice to Sublessor remove from the Premises in a workmanlike manner all Sublessee Personal Property, leaving the Premises in good and presentable condition and appearance, including repair of any damage caused by such removal; provided that Sublessor shall have the right and option to purchase the Sublessee Personal Property for its then net book value during such five (5) business day notice period, in which case Sublessee shall so convey the Sublessee Personal Property to Sublessor by executing a bill of sale in a form reasonably required by Sublessor. If there is any Event of Default then existing, Sublessee may not remove any Sublessee Personal Property from the Premises and instead will, on demand from Sublessor, convey it to Sublessor for no additional consideration by executing a bill of sale in a form reasonably required by Sublessor. Title to any Sublessee Personal Property which is not removed by Sublessee as permitted above upon the expiration of the Term shall, at Sublessor’s election, vest in Sublessor; provided, however,

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that Sublessor may remove and store or dispose any or all of such Sublessee Personal Property which is not so removed by Sublessee without obligation or accounting to Sublessee.
14.3    Management of Premises. Commencing on the Termination Date, Sublessor or its designee, upon written notice to Sublessee, may elect to assume the responsibilities and obligations for the management and operation of the Facility and Sublessee agrees to cooperate fully to accomplish the transfer of such management and operation without interrupting the operation of the Facility. Sublessee agrees that Sublessor or its designee may operate the Facility under Sublessee’s licenses and certifications pending the issuance of new licenses and certifications to Sublessor or its designee. Sublessee shall not commit any act or be remiss in the undertaking of any act that would jeopardize any licensure or certification of the Facility, and Sublessee shall comply with all requests for an orderly transfer of any and all Facility and other licenses, Medicare and Medicaid certifications and possession of the Premises at the time of any such surrender.
14.4    Holding Over. If Sublessee shall for any reason remain in possession of the Premises after the Termination Date, such possession shall be a month-to-month tenancy during which time Sublessee shall pay as rental on the first (1st) business day of each month one hundred twenty-five percent (125%) of the monthly Rent payable with respect to the last Sublease Year, all additional charges accruing during the month and all other sums, if any, payable by Sublessee pursuant to this Sublease. Nothing contained herein shall constitute the consent, express or implied, of Sublessor to the holding over of Sublessee after the Termination Date, nor shall anything contained herein be deemed to limit Sublessor’s remedies.
14.5    Survival. All representations, warranties, covenants and other obligations of Sublessee under this Sublease shall survive the Termination Date.
15.    Certain Sublessor Rights.
15.1    Entry and Examination of Records. Sublessor and its representatives may enter any portion of the Premises at any reasonable time after at least forty-eight (48) hours’ notice to Sublessee to inspect the Premises for compliance, to exhibit the Premises for sale, Sublease or mortgaging, or for any other reason; provided that no such notice shall be required in the event of an emergency, upon an Event of Default or to post notices of non-responsibility under any mechanics’ or materialmans’ lien law. No such entry shall unreasonably interfere with residents, patients, patient care or the Sublessee’s operations of the Facility. During normal business hours, Sublessee will permit Sublessor and its representatives, inspectors and consultants to examine all contracts, books and financial and other records (wherever kept) relating to Sublessee’s operations of the Facility.
15.2    Grant Liens. This Sublease shall be subordinate to the right, title, and interest of any lender or other party holding a security interest in or a lien upon the Premises under any and all mortgage instruments or deeds to secure debt presently encumbering the Premises or the Building and to any and all other deeds to secure debt or mortgage instruments hereafter encumbering the Premises or the Building. Sublessee shall at any time hereafter, on demand of Sublessor or the holder of any such deed to secure debt or mortgage instrument, execute any instruments which may reasonably be required by such party for the purpose of evidencing the subordination of this Sublease to the lien or security of such party. Sublessee shall, upon demand, at any time or times, execute,

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acknowledge, and deliver to Sublessor or the holder of any such instruments or deeds to secure debt, without expense, any and all documents that may be necessary to make this Sublease superior to the lien of any of the same. If the holder of any of said instruments or deeds to secure debt shall hereafter succeed to the rights of Sublessor under this Sublease, Sublessee shall, at the option of such holder or a purchaser at any foreclosure or sale under power, attorn to and recognize such successor as Sublessee’s Sublessor under this Sublease. Sublessee shall promptly execute, acknowledge, and deliver any instrument that may be necessary to evidence such attornment. Sublessor will use commercially reasonably efforts to obtain from any lender holding a lien on the Premises, a subordination, non-disturbance and attornment agreement for the benefit of Sublessee.
15.3    Estoppel Certificates. Sublessor and Sublessee shall, at any time upon not less than five (5) business days’ prior written request by the other party, have an authorized representative execute, acknowledge and deliver to Sublessor or Sublessee, as the case may be, or their designee a written statement certifying (a) that this Sublease, together with any specified modifications, is in full force and effect, (b) the dates to which Rent and additional charges have been paid, (c) that no default by either party exists or specifying any such default, and (d) as to such other matters as Sublessor or Sublessee, as the case may be, may reasonably request.
15.4    Conveyance Release. If Sublessor or any successor owner shall sell or transfer any portion of the Premises in accordance with this Sublease, they shall thereafter be released from all future liabilities and obligations hereunder arising or accruing from and after the date of such conveyance or other transfer, which instead shall thereupon be binding upon the new owner.
16.    Assignment and Subletting.
16.1    Except as otherwise expressly permitted in this Sublease, without Sublessor’s prior written consent, not to be unreasonably withheld or delayed, Sublessee shall not assign this Sublease, or Sublease all or any part of the Premises, or permit the use of the Premises by any party other than Sublessee. This prohibition includes an assignment or subletting to or by a receiver or trustee in any federal or state bankruptcy, insolvency, or other proceeding. For purposes of this Section, a sale or transfer of all or a controlling ownership interest in Sublessee or a merger or other combination by Sublessee or a sale of all or substantially all of Sublessee’s assets in lieu thereof shall be deemed an assignment or other transfer of this Sublease. Notwithstanding any provision hereof, Sublessee may assign this Sublease to an entity in which Bruce Wertheim owns a majority equity interest.
17.    Damage by Fire or Other Casualty.
17.1    Damage by Fire or Other Casualty. Sublessee shall promptly notify Sublessor of any damage or destruction of any portion of the Premises and diligently repair or reconstruct such portion of the Premises to a like or better condition than existed prior to such damage or destruction. Any net insurance proceeds payable with respect to the casualty shall be paid directly to Sublessor and, if an Event of Default has not occurred hereunder, may be used for the repair or reconstruction of the applicable portion of the Premises pursuant to Sublessor's

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reasonable disbursement requirements and subject to the provisions of the Facility Mortgage Documents and the release of insurance proceeds by the Facility Mortgagee, if any. If such proceeds are insufficient, Sublessee shall provide the required additional funds; if they are more than sufficient, the surplus shall belong and be paid to Sublessee. Sublessee shall not have any right under this Sublease, and hereby waives all rights under applicable law, to abate, reduce or offset rent by reason of any damage or destruction of any portion of the Premises by reason of an insured or uninsured casualty.
18.    Condemnation. Except as provided to the contrary in this Section 18, this Sublease shall not terminate and shall remain in full force and effect in the event of a taking or condemnation of the Premises, or any portion thereof, and Sublessee hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such taking. If during the Term all or substantially all (a “Complete Taking”) or a smaller portion (a “Partial Taking”) of the Premises is taken or condemned by any competent public or quasi-public authority, then (a) in the case of a Complete Taking, Sublessee may at its election made within thirty (30) days of the effective date of such Taking, terminate this Sublease and the current Rent shall be equitably abated as of the effective date of such termination, or (b) in the case of a Partial Taking, the Rent shall be abated to the same extent as the resulting diminution in Fair Market Value of the applicable portion of the Premises. The resulting diminution in Fair Market Value on the effective date of a Partial Taking shall be as established pursuant to Exhibit “E”. Sublessor alone shall be entitled to receive and retain any award for a taking or condemnation other than a temporary taking; provided, however, Sublessee shall be entitled to submit its own claim in the event of any such taking or condemnation with respect to the value of Sublessee’s Subleasehold interest in any portion of the Premises and/or the relocation costs incurred by Sublessee as a result thereof. In the event of a temporary taking of less than all or substantially all of the Premises, Sublessee shall be entitled to receive and retain any and all awards for the temporary taking and the Rent due under this Sublease shall be not be abated during the period of such temporary taking.
119.    Indemnification. Sublessee agrees to protect, indemnify, defend and save harmless Sublessor, its members, managers, Affiliates, directors, officers, shareholders, agents and employees from and against any and all foreseeable or unforeseeable liability, expense, loss, cost, deficiency, fine, penalty or damage (including consequential or punitive damages) of any kind or nature, including reasonable attorneys’ fees, from any suits, claims or demands, on account of any matter or thing, action or failure to act arising out of or in connection with this Sublease, the Premises or the operations of Sublessee on any portion of the Premises, including, without limitation, (a) the breach by Sublessee or any of its representations, warranties, covenants or other obligations hereunder, (b) any Protest, (c) all known and unknown Environmental Activities on any portion of the Premises, Hazardous Materials Claims or violations by Sublessee of a Hazardous Materials Law with respect to any portion of the Premises, and (d) upon or following the Termination Date, the correction of all deficiencies of a physical matter identified by, and any liability assessed or asserted by, any governmental agency or Medicare or Medicaid providers as a result of or arising out of or in connection with this Sublease or the related change in ownership inspection and audit (including any overpayment to any Medicare, Medicaid or other third party payor). Upon receiving knowledge of any suit, claim or demand asserted by a third party that Sublessor believes is covered by this indemnity, it shall give Sublessee notice of this matter. If Sublessor does not elect to defend the matter with its own counsel at Sublessee’s expense, Sublessee

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shall then defend Sublessor at Sublessee’s expense (including Sublessor’s reasonable attorneys’ fees and costs) with legal counsel satisfactory to Sublessor.
20.    Disputes. If any party brings any action to interpret or enforce this Sublease, or for damages for any alleged breach, the prevailing party shall be entitled to reasonable attorneys’ fees and costs as awarded by the court in addition to all other recovery, damages and costs.
EACH PARTY HEREBY WAIVES ANY RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, INCLUDING RELATIONSHIP OF THE PARTIES, SUBLESSEE’S USE AND OCCUPANCY OF ANY PORTION OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE RELATING TO THE FOREGOING OR THE ENFORCEMENT OF ANY REMEDY.
21.    Notices. All notices and demands, certificates, requests, consents, approvals and other similar instruments under this Sublease shall be in writing and sent by personal delivery, U. S. certified or registered mail (return receipt requested, postage prepaid) or FedEx or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

If to Sublessee:	If to Sublessor:

Michael E. Winget, Sr.	AdCare Health Systems, Inc.
105 Patrol Rd., Ste D	Two Buckhead Plaza
Forsyth, GA 31029	3050 Peachtree Road NW, Suite 355
Atlanta, Georgia 30305
Attention: CEO
With a copy to:

David A. Pope, Esq.
Spivey, Pope, Green & Greer, LLC
438 Cotton Ave.
Macon, GA 31201

A party may designate a different address by notice as provided above. Any notice or other instrument so delivered (whether accepted or refused) shall be deemed to have been given and received on the date of delivery established by U.S. Post Office return receipt or the carrier’s proof of delivery or, if not so delivered, upon its receipt. Delivery to any officer, general partner or principal of a party shall be deemed delivery to such party. Notice to any one co-Sublessee shall be deemed notice to all co-Sublessees.

22.    Compliance with Facility Mortgage Documents

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(a)    The Facility is encumbered with a loan that is insured by the United States Department of Housing and Urban Development (“HUD”; such loan being a “HUD Loan”), Sublessee acknowledges that it shall deliver to Sublessor, lender and HUD any and all documentation required to obtain the approval of lender and HUD of this Sublease. Sublessee further acknowledges and agrees that if (i) the entering into of this Sublease results in the Facility Mortgagee giving notice of default or (ii) lender or HUD shall withhold its consent to and approval of this Sublease, then in either such event Sublessor shall have the right to terminate this Sublease immediately.
(b)    Sublessee acknowledges that any Facility Mortgage Documents executed by Sublessor or any Affiliate of Sublessor may impose certain obligations on the “borrower” or other counterparty thereunder to comply with or cause the operator and/or lessee of a Facility to comply with all representations, covenants and warranties contained therein relating to such Facility and the operator and/or lessee of such Facility, including, covenants relating to (i) the maintenance and repair of such Facility; (ii) maintenance and submission of financial records and accounts of the operation of such Facility and related financial and other information regarding the operator and/or lessee of such Facility and such Facility itself; (iii) the procurement of insurance policies with respect to such Facility; (iv) minimum occupancy, fixed coverage ratio or other Facility-related financial and/or performance requirements, and (v) without limiting the foregoing, compliance with all applicable legal requirements relating to such Facility and the operation of the business thereof. For so long as any Facility Mortgages encumber the Premises or any portion thereof or interest therein, Sublessee covenants and agrees, at its sole cost and expense and for the express benefit of Sublessor, to operate the applicable Facility in strict compliance with the terms and conditions of the Facility Mortgage Documents (other than payment of any indebtedness evidenced or secured thereby) and to timely perform all of the obligations of Sublessor relating thereto, or to the extent that any of such duties and obligations may not properly be performed by Sublessee, Sublessee shall cooperate with and assist Sublessor in the performance thereof (other than payment of any indebtedness evidenced or secured thereby); provided, however, this Section 22(a) shall not (i) increase Sublessee’s monetary obligations under this Sublease, (ii) increase Sublessee’s non-monetary obligations under this Sublease or (iii) diminish Sublessee’s rights under this Sublease. If any new Facility Mortgage Documents to be executed by Sublessor or any Affiliate of Sublessor would impose on Sublessee any obligations under this Section 22(a) (provided that all such obligations shall comply with the restrictions set forth in the immediately preceding sentence), Sublessor shall provide copies of the same to Sublessee for informational purposes (but not for Sublessee’s approval) prior to the execution and delivery thereof by Sublessor or any Affiliate of Sublessor.
(c)    During the Term, Sublessee acknowledges and agrees that, except as expressly provided elsewhere in this Sublease, it shall undertake at its own cost and expense the performance of any and all repairs, replacements, capital improvements, maintenance items and all other requirements relating to the condition of a Facility that are required by any Facility Mortgage Documents, and Sublessee shall be solely responsible and hereby covenants to fund and maintain any and all impound, escrow or other reserve or similar accounts required under any Facility Mortgage Documents as security for or otherwise relating to any operating expenses of a Facility, including any capital repair or replacement reserves and/or impounds or escrow accounts for Taxes or insurance premiums (each a “Facility Mortgage Reserve Account”); provided, however, this Section 22(b) shall not (i) increase Sublessee’s monetary obligations under this Sublease, (ii)

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increase Sublessee’s non-monetary obligations under this Sublease, or (iii) diminish Sublessee’s rights under this Sublease. During the Term of this Sublease and provided that no Event of Default shall have occurred and be continuing hereunder, Sublessee shall, subject to the terms and conditions of such Facility Mortgage Reserve Account and the requirements of the Facility Mortgagee(s) thereunder, have access to and the right to apply or use (including for reimbursement) to the same extent of Sublessor all monies held in each such Facility Mortgage Reserve Account for the purposes and subject to the limitations for which such Facility Mortgage Reserve Account is maintained, and Sublessor agrees to reasonably cooperate with Sublessee in connection therewith.
23.    Cooperation. Sublessee agrees that should Sublessor and Sublessor’s Affiliates desire to consolidate all of their Subleases with Sublessee and Sublessee’s Affiliates into one master Sublease, Sublessee shall cooperate with Sublessor and Sublessor’s Affiliates in so documenting such consolidation.
24.    Miscellaneous. This Sublease supersedes and replaces in its entirety the Sublease Agreement executed between the parties and dated February 18, 2015. This Sublease has been freely and fairly negotiated, and all provisions shall be interpreted according to their fair meaning and shall not be strictly construed against any party. While nothing contained in this Sublease should be deemed or construed to constitute an extension of credit by Sublessor to Sublessee, if a portion of any payment made to Sublessor is deemed to violate any applicable laws regarding usury, such portion shall be held by Sublessor to pay the future obligations of Sublessee as such obligations arise and if Sublessee discharges and performs all obligations hereunder, such funds will be reimbursed (without interest) to Sublessee on the Termination Date. If any part of this Sublease shall be determined to be invalid or unenforceable, the remainder shall nevertheless continue in full force and effect. Time is of the essence, and whenever action must be taken (including the giving of notice or the delivery of documents) hereunder during a certain period of time or by a particular date that ends or occurs on a Saturday, Sunday or federal holiday, then such period or date shall be extended until the immediately following business day. Whenever the words “including”, “include” or “includes” are used in this Sublease, they shall be interpreted in a non-exclusive manner as though the words “without limitation” immediately followed. Whenever the words day or days are used in this Sublease, they shall mean “calendar day” or “calendar days” unless expressly provided to the contrary. The titles and headings in this Sublease are for convenience of reference only and shall not in any way affect the meaning or construction of any provision. Unless otherwise expressly provided, references to any “Section” mean a section of this Sublease (including all subsections), to any “Exhibit” or “Schedule” mean an exhibit or schedule attached hereto or to “Medicare” or “Medicaid” include any successor program. If more than one Person is Sublessee hereunder, their liability and obligations hereunder shall be joint and several. Promptly upon the request of either party and at its expense, the parties shall prepare, enter into and record a suitable short form memorandum of this Sublease. This Sublease (a) contains the entire agreement of the parties as to the subject matter hereof and supersedes all prior or contemporaneous verbal or written agreements or understandings, (b) may be executed in several counterparts, (including electronically mailed copies in portable document format (PDF)), each of which shall be deemed an original, but all of which shall constitute one and the same document, (c) may only be amended by a writing executed by the parties, (d) shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties, (e) shall be governed by and

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construed and enforced in accordance with the internal laws of the State of Georgia, and (f) incorporates by this reference any Exhibits and Schedules attached hereto.
25.    Non-Disturbance and Attornment. If the Lease Agreement shall expire or terminate during the term of this Sublease for any reason other than condemnation or destruction by fire or other casualty, or if Sublessor shall surrender the Lease Agreement to Landlord during the term of this Sublease, Landlord shall continue this Sublease with the same force and effect as if Landlord as lessor and Sublessee as lessee had entered into a lease as of such effective date for a term equal to the then unexpired term of this Sublease and containing the same provisions as those contained in this Sublease, provided that (i) the Lease Agreement was terminated pursuant to Sublessor’s default under the Lease Agreement, (ii) the default is of such a type that Sublessee can cure, and (iii) Sublessee in fact cures such default within thirty (30) days, where possible, or within a reasonable amount of time. In such event, Sublessor shall promptly transfer the security deposit described in Section 3 of this Sublease to Landlord prior to this Sublease continuing as a direct lease. If Landlord continues this Sublease, Sublessee shall attorn to Landlord and Landlord and Sublessee shall have the same rights, obligations and remedies thereunder as were had by Sublessor and Sublessee hereunder prior to such effective date, respectively, except that in no event shall Landlord be (i) liable for any act or omission by Sublessor, (ii) subject to any offsets or defenses which Sublessee had or might have against Sublessor, or (iii) bound by (A) any previous modification of the Sublease not consented to in writing by Landlord or (B) by any Rent, Taxes, Other Charges and/or additional rent or other payment paid by Sublessee to Sublessor in advance.
26.    Lease Agreement. This Sublease is subject and subordinate to the Lease Agreement. As and to the extent hereinbefore provided, all applicable terms and conditions of the Lease Agreement are incorporated into and made a part of this Sublease as if Sublessee were the lessee under the Lease Agreement. Unless expressly provided for in this Sublease to the contrary, Sublessee assumes and agrees to perform the Sublessor’s obligations under the Lease Agreement during the term of this Sublease, except that the obligation to pay rent to Landlord under the Lease Agreement shall remain the obligation of Sublessor. Sublessee shall not cause or suffer any act of negligence that will violate any of the provisions of the Lease Agreement. If the Lease Agreement terminates for any reason, this Sublease shall terminate and the parties shall be relieved from all liabilities and obligations under this Sublease; provided, however, that if this Sublease is terminated by Landlord due to a default of Sublessor or Sublessee under the Lease Agreement or under this Sublease, the defaulting party shall be liable to the non-defaulting party for all damage suffered by the non-defaulting party as a result of the termination. Sublessee shall provide copies of all reports required under the Lease Agreement and the Facility Mortgage Documents to Sublessor and to Landlord.

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IN WITNESS WHEREOF, this Sublease has been executed by Sublessor and Sublessee as of the date first written above.

SUBLESSOR:

KB HUD MASTER TENANT, LLC
a Georgia limited liability company

By:    /s/ William McBride, III
William McBride, III, Manager

SUBLESSEE:

C.R. OF AUTUMN BREEZE, LLC,
a Georgia limited liability company

By:    /s/ Michael E. Winget, Sr.
Michael E. Winget, Sr.,
General Manager

THE UNDERSIGNED AGREES TO BE BOUND BY ARTICLE 25:

MT. KENN PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By:    /s/ William McBride, III
William McBride, III, Manager

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EXHIBIT “A-1”

ALL THAT TRACT OR PARCEL OF LAND LYING IN AND BEING IN LAND LOT 209 OF THE 17TH DISTRICT, 2ND SECTION OF COBB COUNTY, CITY OF MARIETTA, GEORGIA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A IRON PIN SET AT THE INTERSECTION OF THE WEST RIGHT OF WAY OF SANDTOWN ROAD (HAVING A 50 FOOT RIGHT OF WAY) AND THE SOUTH LINE OF LAND LOT 209, WHICH IS THE TRUE POINT OF BEGINNING;

THENCE LEAVING THE SAID RIGHT OF WAY AND CONTINUING N 89°22'00" W A DISTANCE OF 353.74' TO A NAIL FOUND; THENCE N 21°16'16" W A DISTANCE OF 410.00' TO AN IRON PIN SET; THENCE S 73°24'33" E A DISTANCE OF 198.40' TO AN IRON PIN SET; THENCE N 75°07'27" E A DISTANCE OF 82.60' TO AN IRON PIN SET; THENCE N 84°27'16" E A DISTANCE OF 50.00' TO AN IRON PIN SET AT THE SAID RIGHT OF WAY OF SANDTOWN ROAD; THENCE ALONG THE SAID RIGHT OF WAY S 27°36'09" E A DISTANCE OF 319.28' TO A POINT; THENCE WITH A CURVE TURNING TO THE RIGHT WITH AN ARC LENGTH OF 80.35', WITH A RADIUS OF 1870.48', WITH A CHORD BEARING OF S 25°39'26" E, WITH A CHORD LENGTH OF 80.34' TO AN IRON PIN SET, WHICH IS THE TRUE POINT OF BEGINNING.

SAID TRACT OR PARCEL OF LAND CONTAINS 2.662 ACRES.

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EXHIBIT A-2
SUBLESSOR PERSONAL PROPERTY

“Sublessor Personal Property” means: (i) all personal property used in the operation or management of the Facility, including machinery, equipment, furniture, furnishings, beds, computers, signage, trade fixtures or other personal property and consumable inventory and supplies, including any and all such personal property replaced by Sublessee or required by the state in which the Facility is located or any other governmental entity to operate the Facility, and (ii) all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, and other plans and studies that relate to the Facilities; provided, however, that Sublessor Personal Property shall not include: (a) any vehicles or computer software used in connection with the operation of the Facilities, or (b) any equipment Subleased by Sublessee from third parties, which equipment is not a replacement of what would otherwise be Sublessor Personal Property.

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EXHIBIT “B”
CERTAIN DEFINITIONS
For purposes of this Sublease, the following terms and words shall have the specified meanings:

“Affiliate” shall mean with respect to any Person, any other Person which Controls, is Controlled by or is under common Control with the first Person.

“Control” shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.

“Environmental Activities” shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from any portion of the Premises or located on or present on or under any portion of the Premises.

“Facility Mortgage” shall mean any mortgage, deed of trust or other security agreement or lien encumbering the Premises or any portion thereof and securing an indebtedness of Sublessor or any Affiliate of Sublessor or any ground, building or similar Sublease or other title retention agreement to which the Premises or any portion thereof is subject from time to time.

“Facility Mortgagee” shall mean the holder or beneficiary of a Facility Mortgage and any other rights of the lender, credit party or lessor under the applicable Facility Mortgage Documents.

“Facility Mortgage Documents” shall mean with respect to each Facility Mortgage and Facility Mortgagee, the applicable Facility Mortgage, loan or credit agreement, Sublease, note, collateral assignment instruments, guarantees, indemnity agreements and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended, Sublease or other financing vehicle pursuant thereto.

“Hazardous Materials” shall mean (a) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to any portion of the Premises or to Persons on or about any portion of the Premises or cause any portion of the Premises to be in violation of any Hazardous Materials Laws; (b) asbestos in any form which is friable; (c) urea formaldehyde in foam insulation or any other form; (d) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (e) medical wastes and biohazards not disposed of in accordance with applicable law; (f) radon gas; and (g) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of any portion of the Premises or the owners and/or occupants of property adjacent to or surrounding any portion of the Premises, including, without limitation, any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) as amended from time to time.

“Hazardous Materials Claims” shall mean any and all enforcement, clean up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against any portion of the Premises, Sublessor or Sublessee relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

“Hazardous Materials Laws” shall mean any laws, ordinances, regulations, rules, orders, guidelines or policies relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters.

“Person” shall mean any individual, partnership, association, corporation, limited liability company or other entity.

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EXHIBIT “C-1”
FAIR MARKET RENTAL

“Fair Market Rental” means, as of the date of determination, the fair market rental of the Premises at its highest and best use, operated as a business consistent with the business to be operated pursuant to the terms of this Sublease, that a willing, comparable, non‑equity Sublessee (excluding release and assignment transactions) would pay, and a willing, comparable Sublessor of a comparable building located in the area in applicable geographical areas would accept, at arm’s length, for buildings of comparable size and quality as the Premises, taking into account the age, quality and layout of the existing improvements in the Premises and taking into account items that professional real estate appraisers customarily consider, including, but not limited to, rental rates, availability of competing facilities, Sublessee size and any Sublease concessions, if any, then being charged or granted by Sublessor or the lessors of such similar facilities. The Fair Market Rental shall be in such amount as agreed to by the parties, or failing such agreement within ten (10) days of such date, as established pursuant to the following appraisal process.
Each party shall within ten (10) days after written demand by the other select one MAI Appraiser to participate in the determination of Fair Market Rental. Within ten (10) days of such selection, the MAI Appraisers so selected by the parties shall select a third (3rd) MAI Appraiser. The three (3) selected MAI Appraisers shall each determine the Fair Market Rental of the Premises or applicable portion thereof within thirty (30) days of the selection of the third appraiser. Sublessee shall pay the fees and expenses of any MAI Appraiser retained pursuant to this Exhibit.
If either party fails to select a MAI Appraiser within the time period set forth in the foregoing paragraph, the MAI Appraiser selected by the other party shall alone determine the Fair Market Rental of the Premises in accordance with the provisions of this Exhibit and the Fair Market Rental so determined shall be binding upon the parties. If the MAI Appraisers selected by the parties are unable to agree upon a third (3rd) MAI Appraiser within the time period set forth in the foregoing paragraph, either party shall have the right to apply at their own expense to the presiding judge of the court of original trial jurisdiction in the county in which the Premises or applicable portion thereof are located to name the third (3rd) MAI Appraiser.
Within five (5) days after completion of the third (3rd) MAI Appraiser’s appraisal, all three (3) MAI Appraisers shall meet and a majority of the MAI Appraisers shall attempt to determine the Fair Market Rental of the Premises or applicable portion thereof. If a majority are unable to determine the fair market value at such meeting, the three (3) appraisals shall be added together and their total divided by three (3). The resulting quotient shall be the Fair Market Rental. If, however, either or both of the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, any such lower or higher appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be the Fair Market Rental. If both the lower appraisal and higher appraisal are disregarded as provided herein, the middle appraisal shall be the Fair Market Rental. In any event, the result of the foregoing appraisal process shall be final and binding.
“MAI Appraiser” shall mean an appraiser licensed or otherwise qualified to do business in the state(s) where the Premises or applicable portion thereof are located and who has substantial experience in performing appraisals of facilities similar to the Premises or applicable portion thereof and holds the Appraisal Institute’s MAI designation, or, if such organization no longer exists or certifies appraisers, such successor organization or such other organization as is reasonably agreed upon by Sublessee and Sublessor.

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EXHIBIT C-2
[SUBLESSOR’S WIRE INSTRUCTIONS]

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EXHIBIT “D”
FINANCIAL, MANAGEMENT AND REGULATORY REPORTS

REPORT	DUE DATE
Monthly financial reports concerning the Business at the Facility consisting of:
(1) a reasonably detailed income statement showing, among other things, gross revenues;
(2) total patient days;
(3) occupancy; and
(4) payor mix.
(All via e-mail to financials@adcarehealth.com)
Thirty (30) days after the end of each calendar month
Quarterly consolidated or combined financial statements of Sublessee and any Guarantor (via e-mail to financials@adcarehealth.com)	Thirty (30) days after the end of each of the first three quarters of the fiscal year of Sublessee and such Guarantor
Annual consolidated or combined financial statements of Sublessee and any Guarantor audited by a reputable certified public accounting firm (via e-mail to financials@adcarehealth.com)	Ninety (90) days after the fiscal year end of Sublessee and such Guarantor
Regulatory reports with respect to the Facility, as follows:
(1) all federal, state and local licensing and reimbursement certification surveys, inspection and other reports received by Sublessee as to any portion of the Premises and any portion of the Business, including state department of health licensing surveys;
(2) Medicare and Medicaid certification surveys; and
(3) life safety code reports.
Five (5) business days after receipt
Reports of regulatory violations,
by written notice of the following:
(1) any violation of any federal, state or local licensing or reimbursement certification statute or regulation, including Medicare or Medicaid;
(2) any suspension, termination or restriction placed upon Sublessee or any portion of the Premises, the operation of any portion of the Business or the ability to admit residents or patients; or
(3) any violation of any other permit, approval or certification in connection with any portion of the Premises or any portion of the Business, by any federal, state or local authority, including Medicare or Medicaid.
Two(2) business days after receipt
Cost Reports	Fifteen (15) days after filing

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EXHIBIT “E”
FAIR MARKET VALUE

“Fair Market Value” means the fair market value of the Premises and/or Facility or applicable portion thereof on a specified date as agreed to by the parties, or failing such agreement within ten (10) days of such date, as established pursuant the following appraisal process. Each party shall within ten (10) days after written demand by the other party select one MAI Appraiser to participate in the determination of Fair Market Value. For all purposes under this Sublease, the Fair Market Value shall be the fair market value of the Premises and/or Facility or applicable portion thereof unencumbered by this Sublease. Within ten (10) days of such selection, the MAI Appraisers so selected by the parties shall select a third (3rd) MAI Appraiser. The three (3) selected MAI Appraisers shall each determine the Fair Market Value of the Premises and/or Facility or applicable portion thereof within thirty (30) days of the selection of the third appraiser. To the extent consistent with sound appraisal practices as then existing at the time of any such appraisal, and if requested by Sublessor, such appraisal shall be made on a basis consistent with the basis on which the Premises and/or Facility or applicable portion thereof were appraised at the time of their acquisition by Sublessor. Sublessee shall pay the fees and expenses of any MAI Appraiser it retains pursuant to this Exhibit. Sublessor shall pay the fees and expenses of any MAI Appraiser it retains pursuant to this Exhibit. Each party shall pay half the fees and expenses of the third MAI Appraiser selected by the respective MAI Appraisers selected by each of the parties.

If either party fails to select a MAI Appraiser within the time period set forth in the foregoing paragraph, the MAI Appraiser selected by the other party shall alone determine the fair market value of the Premises and/or Facility or applicable portion thereof in accordance with the provisions of this Exhibit and the Fair Market Value so determined shall be binding upon the parties. If the MAI Appraisers selected by the parties are unable to agree upon a third (3rd) MAI Appraiser within the time period set forth in the foregoing paragraph, either party shall have the right to apply to the presiding judge of the court of original trial jurisdiction in the county in which the Premises and/or Facility or applicable portion thereof are located to name the third (3rd) MAI Appraiser. The cost of such application to the presiding judge shall be equally shared by the parties.

Within five (5) days after completion of the third (3rd) MAI Appraiser’s appraisal, all three (3) MAI Appraisers shall meet and a majority of the MAI Appraisers shall attempt to determine the fair market value of the Premises and/or Facility or applicable portion thereof. If a majority are unable to determine the fair market value at such meeting, the three (3) appraisals shall be added together and their total divided by three (3). The resulting quotient shall be the Fair Market Value. If, however, either or both of the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, any such lower or higher appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be such Fair Market Value. If both the lower appraisal and higher appraisal are disregarded as provided herein, the middle appraisal shall be such Fair Market Value. In any event, the result of the foregoing appraisal process shall be final and binding.

“MAI Appraiser” shall mean an appraiser licensed or otherwise qualified to do business in the state(s) where the Premises or applicable portion thereof are located and who has substantial experience in performing appraisals of facilities similar to the Premises or applicable portion thereof and is certified as a member of the American Institute of Real Estate Appraisers or certified as a SRPA by the Society of Real Estate Appraisers, or, if such organizations no longer exist or certify appraisers, such successor organization or such other organization as is approved by Sublessor.

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